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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            PARKWAY PROPERTIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Maryland                                   74-2123597
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

300 One Jackson Place, Suite 1000
188 East Capitol Street
Jackson, Mississippi                                       39201-2195
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 (Address of principal executive offices)                  (Zip Code)

                  If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c), please check the following box.   [X]



                  If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(d), please check the following box.   [ ]

Securities Act registration statement file number to which this form relates:
333-48161.

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered
          -------------------                  ------------------------------

8.75% Series A Cumulative Redeemable           New York Stock Exchange
Preferred Stock, par value $.001 per
share

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not applicable
                            -----------------------
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           Description of Registrant's Securities to be Registered.
                  --------------------------------------------------------

                           A description of the 8.75% Series A Cumulative
                  Redeemable Preferred Stock, par value $.001 per share ("Series A Preferred Stock"), of Parkway Properties, Inc. (the "Company") shall be contained in a subsequently filed Rule 424(b) Prospectus Supplement, which supplements the Prospectus and Prospectus Supplement contained in the Company's Registration Statement on Form S-3 (File No. 333-48161), which became effective on April 9, 1998. Such Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.


Item 2.           Exhibits.
                  ---------

                           The securities described herein are to be registered
                  on the New York Stock Exchange, on which other securities of the Company are registered. Accordingly, the following exhibits, required to be filed herewith in accordance with the Instructions as to Exhibits to Form 8-A, have been duly filed with the New York Stock Exchange:

         (1) Articles Supplementary of the Company relating to the 8.75% Series A Cumulative Redeemable Preferred Stock of the Company.

         (2) Articles of Incorporation of the Company. (Incorporated by reference to Exhibit B to the Company's Proxy Material for its Annual Meeting of Stockholders held on July 18, 1996).

         (3) Amendment to the Articles of Incorporation of the Company (Incorporated by reference to Appendix A to the Company's Proxy Material for its Annual Meeting of Stockholders held on June 6, 1997).

         (4) Bylaws of the Company. (Incorporated by reference to Exhibit C to the Company's Proxy Material for its Annual Meeting of Stockholders held on July 18, 1996).



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                                   SIGNATURES


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   PARKWAY PROPERTIES, INC.



                                   By: /s/Sarah P. Clark
                                       -----------------------------------------
                                          Sarah P. Clark
                                          Senior Vice President, Chief Financial
                                          Officer, Treasurer and Secretary


DATED:            April 24, 1998




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